EXHIBIT 21



             Subsidiaries of Sovereign Bancorp, Inc.

Subsidiary                                   State or other
                                             jurisdiction of
                                             Incorporation

Sovereign Bank, a Federal Savings Bank       United States of
                                             America

     d/b/a Charter Federal Savings Bank
           Division

     d/b/a Sovereign Bank of Delaware
           Valley Division

     d/b/a Sovereign Bank, Valley Federal
           Division

     d/b/a Sovereign Bank of New Jersey
           Division

     d/b/a Bank of Princeton FS Division
           of Sovereign Bank

Colonial Bank for Savings, a                 United States of
Federal Savings Bank                         America

Sovereign Investment Corporation             Delaware

First Lancaster Financial Corp.              Pennsylvania

201 Associates, Inc.                         Delaware

Sovereign Annuity Corp., Inc.                New Jersey

Sovereign Agency, Inc.                       New Jersey

CSB Building Corporation                     New Jersey

March 28, 1996